CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-93013, 33-23918, 33-72270, 33-58703 and 333-
37324) of S&K Famous Brands, Inc. of our report dated March 16, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS  LLP


Richmond, Virginia
April 12, 2001